UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2025

DIAMEDICA THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

British Columbia	001-36291	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Carlson Parkway, Suite 210 Minneapolis, Minnesota	55305
(Address of principal executive offices)	(Zip Code)

(763) 496-5454
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting common shares, no par value per share	DMAC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 4, 2025, Lorianne Masuoka, M.D. resigned as Chief Medical Officer of DiaMedica Therapeutics Inc. (the “Company”), effective as of August 4, 2025, for personal reasons.

In connection with Dr. Masuoka’s departure, the Company and Dr. Masuoka entered into a separation and release agreement (“Separation Agreement”) effective August 4, 2025, providing for the continuation of health benefits to Dr. Masuoka through October 2026.

The foregoing is a summary description of the terms and conditions of the Separation Agreement and is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

The Company announced the appointment of Julie Krop, M.D. as Chief Medical Officer of the Company in a press release issued on August 6, 2025, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information furnished under this Item 7.01 and Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any other filing by the Company under the Exchange Act or the United States Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 8.01 Other Events.

On July 31, 2025, the Company appointed Julie Krop, M.D., to serve as Chief Medical Officer of the Company, effective as of August 11, 2025. Over the course of her career in biotech and pharmaceuticals, Dr. Krop more than 20 years of experience as a strategic physician executive with leadership experience spanning multiple therapeutic and orphan indications in both pre-commercial and commercial organizations. She joins DiaMedica from PureTech Health, where she was CMO and Head of Development, leading multiple rare disease programs from preclinical development through Phase 2 trials. Prior, she served as CMO at Freeline Therapeutics, where she helped drive a successful IPO and oversaw three clinical stage gene therapy programs. Before that, Dr. Krop was CMO and executive vice president at AMAG Pharmaceuticals, where she was involved in the approval of three drugs and worked on the development of an orphan drug candidate for the treatment of severe preeclampsia. Previously, Dr. Krop has held senior development roles at Vertex Pharmaceuticals, Stryker Regenerative Medicine, Peptimmune, Millennium Pharmaceuticals, and Pfizer. Dr. Krop received her MD from Brown University School of Medicine and completed her residency at Georgetown University Hospital. She also completed fellowships in epidemiology, clinical trial design and endocrinology at Johns Hopkins School of Medicine. Dr. Krop is board-certified in Endocrinology.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished herewith:

Exhibit
Number	Description
10.1	Separation Agreement between DiaMedica Therapeutics Inc. and Lorianne Masuoka, M.D., dated August 5, 2025.

99.1	Press release dated August 6, 2025, announcing the appointment of Julie Krop, M.D.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMEDICA THERAPEUTICS INC.

By:	/s/ Scott Kellen
Scott Kellen
Chief Financial Officer and Secretary

Dated: August 6, 2025